EX-99.B(j)tgtconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement No. 33-11466 on Form N-1A of W&R Target Funds, Inc. of our report dated February 20, 2004 appearing in the Annual Report to Shareholders of Asset Strategy Portfolio, Balanced Portfolio, Bond Portfolio, Core Equity Portfolio, Dividend Income Portfolio, Growth Portfolio, High Income Portfolio, International Portfolio, International II Portfolio, Limited-Term Bond Portfolio, Micro Cap Growth Portfolio, Money Market Portfolio, Science and Technology Portfolio, Small Cap Growth Portfolio, Small Cap Value Portfolio and Value Portfolio comprising W&R Target Funds, Inc. for the fiscal year ended December 31, 2003 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Kansas City, Missouri
April 28, 2004